Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIXTH AMENDMENT OF
THE LICENSE AND COLLABORATION AGREEMENT
This Sixth Amendment of the License and Collaboration Agreement (this “Sixth Amendment”) is made and effective as of September 27th, 2017 (the “Sixth Amendment Effective Date”) by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Boulder, CO 80301, USA (“Miragen”) on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la République, 92150 Suresnes, France (these two entities jointly referred to as “Servier”) on the second part. Servier and Miragen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011 as amended by First Amendment dated May 13, 2013, Second Amendment dated May 13, 2014, Third Amendment dated May 28, 2015, Fourth Amendment dated September 22, 2016, and Fifth Amendment dated May 2, 2017 (the “Collaboration Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;
WHEREAS, the Parties also wish to amend certain other terms and condition of the Collaboration Agreement, all as set forth below.
NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Sixth Amendment, the Parties agree as follows:

1.	Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement.

2.	The last sentence of Section 9.3(a) of the Collaboration Agreement, which was added pursuant to the Fifth Amendment, is hereby deleted and replaced in its entirety with the following:
“Notwithstanding the foregoing, miRagen agrees to invoice Servier for [*] costs associated with the manufacture of MRG-110 drug substance that commenced in [*], which are currently estimated to be approximately [*] (“Provisional Budget”). Such costs include [*] and [*]. The drug substance is expected to be delivered and ready for use [*] (“Provisional Completion Date”). If necessary, the estimated Provisional Budget and the Provisional Completion Date may be adjusted through a decision of the JEC in accordance with the provisions of Sections 3.4 and 3.9 of the Collaboration Agreement. Following the Sixth

Amendment Effective Date, miRagen will submit an invoice to Servier for [*] costs associated with the manufacture and production of MRG-110 drug substance incurred by miRagen prior to [*] and through [*] (estimated to be [*]) that had been deferred under the terms of the Fifth Amendment. [*] subsequent costs associated with the manufacture and production of MRG-110 drug product incurred after [*] will be invoiced to Servier as incurred on the standard quarterly invoice schedule.”

3.
The last sentence of Section 5.4(a) of the Collaboration Agreement, which was added pursuant to the Fifth Amendment, is hereby deleted in its entirety. For clarity, miRagen will no longer be responsible for [*] of Pre-Phase 3 Costs incurred by miRagen during the third calendar quarter of 2017. Servier [*] for such Pre-Phase 3 Costs [*].

4.	Section 9.4(e) of the Collaboration Agreement, which was added pursuant to the Fifth Amendment, is hereby deleted in its entirety.

5.
This Sixth Amendment amends the terms of the Collaboration Agreement as expressly provided above, and the Collaboration Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect and sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Collaboration Agreement and supersedes, as of the Sixth Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Collaboration Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in the Collaboration Agreement (as further amended by this Sixth Amendment).

6.
The validity, performance, construction, and effect of this Sixth Amendment shall be governed by and construed under the laws of Germany, without giving effect to any choice of law principles that would require the application of the laws of a different state.

7.	This Sixth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

{Signature page follows}

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Sixth Amendment to be executed by their duly authorized representatives as of the Sixth Amendment Effective Date.

Miragen Therapeutics, Inc. By: /s/ William S. Marshall Name: William S. MARSHALL Title: President and CEO	Les Laboratoires Servier By: /s/ Christian Bazantay Name: Christian BAZANTAY Title: Proxy
Institut de Recherches Servier By: /s/ Emmanuel Canet Name: Emmanuel CANET Title: President Research and Development

[Signature Page of the Sixth Amendment of the License and Collaboration Agreement by and between Miragen Therapeutics, Inc. and Les Laboratoires Servier]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.